Exhibit 99.1

PRESS RELEASE
Contact:	Investors:
Kevin C. O’Boyle	Nick Laudico/Zack Kubow
EVP & Chief Financial Officer	The Ruth Group
NuVasive, Inc.	646-536-7030/7020
858-909-1800	nlaudico@theruthgroup.com
investorrelations@nuvasive.com	zkubow@theruthgroup.com

Media:
Jason Rando
The Ruth Group
646-536-7025
jrando@theruthgroup.com
NUVASIVE REPORTS THIRD QUARTER 2008 FINANCIAL RESULTS
- Increases 2008 Revenue Guidance to $245 Million to $247 Million -
Third Quarter 2008 Highlights:
•	Total revenues of $66.9 million; up 73.7% from the third quarter of 2007
•	Total revenues without Osteocel of $62.5 million; up 62.3% from the third quarter of 2007
•	Gross profit of $54.7 million; up 73.2% from the third quarter of 2007
•	Gross margin of 81.8% compared to 82.0% in the third quarter of 2007
•	GAAP loss per share for the quarter was $(0.64)
•	Non-GAAP earnings per share was $0.21
•	Completed enrollment of NeoDisc® clinical trial
•	Launched next generation NeuroVision® M5™, extended the line of CoRoent® interbody spacers and introduced XLIF® TDR revision instrumentation

SAN DIEGO, October 22, 2008 – NuVasive, Inc. (Nasdaq: NUVA), a medical device company focused on developing products for minimally disruptive surgical treatments for the spine, announced today financial results for the quarter ended September 30, 2008.
NuVasive reported third quarter revenues of $66.9 million, including $4.4 million of Osteocel revenue, a 73.7% increase over the $38.5 million for the third quarter of 2007 and a 16.5% increase over the $57.4 million for the second quarter of 2008.
Gross profit for the third quarter of 2008 was $54.7 million and gross margin was 81.8%, compared to a gross profit of $31.6 million and a gross margin of 82.0% in the third quarter of 2007. For the second quarter of 2008, gross profit was $47.8 million and gross margin was 83.3%. Gross margin on Osteocel revenues was 36.4%.
Total operating expenses for the third quarter of 2008 were $77.7 million compared to $35.2 million in the third quarter of 2007 and $48.5 million in the second quarter of 2008. On a GAAP basis, the Company reported a net loss of $23.1 million or $(0.64) per share for the third quarter of 2008.
On a non-GAAP basis, the Company reported net income of $8.0 million, or $0.21 per share, for the third quarter of 2008. The non-GAAP earnings per share calculations exclude (i) stock based compensation of $5.4 million; (ii) a charge for in-process research and development costs of $16.7 million; (iii) a charge related to transitional support costs for the Company’s ERP system of $2.6 million; (iv) a one-time leasehold charge of $4.8 million related to vacating the Company’s previous headquarters; (v) amortization of acquired intangible assets of $0.9 million; and (vi) intellectual property litigation expenses of $0.6 million.
Cash, cash equivalents and short and long-term investments were $221.7 million at September 30, 2008.
Alex Lukianov, Chairman and Chief Executive Officer, said, “Our robust third quarter results reflect our growing expertise in leveraging our unique XLIF procedure to drive greater pull through of our comprehensive suite of spinal products. Our recent introductions, including those that address the thoracic and cervical spine, have further enhanced our product depth, allowing us to capture a greater market share. At NASS we unveiled NeuroVision M5, which represents a significant upgrade to our core MAS platform, further distancing our innovative lateral approach from the competition and providing our surgeon customers with an even more intuitive and user friendly system.”
Mr. Lukianov concluded, “We have established a strong corporate infrastructure with the implementation of our ERP system and transition to our new headquarters, which is reinforced by the dedication of our shareowners and their commitment to making NuVasive a major force in the spine industry. Our exclusive sales force, which has grown to 300 sales professionals, has considerable momentum in the marketplace and the opportunity to gain additional market share by selling the full mix of our expanding product portfolio and through geographic expansion. We believe this will lead to revenue growth in 2009 approaching 40% over our revised 2008 revenue guidance with improving operating margins. Overall, we are extremely well positioned to achieve our goals and reach our interim target of $500 million in sales over the next several years.”

Updated 2008 Financial Guidance
NuVasive is updating its full year 2008 financial guidance as follows:
Revenue:
•	$245 million to $247 million, including $9 million in Osteocel; up from previous guidance of $238 million to $240 million, including $15 million in Osteocel
EPS:
•	GAAP: $(0.80) to $(0.82)
•	Earnings per share $0.05 to $0.07, adjusted for in-process research and development of $20.9 million; a one-time leasehold charge of $4.8 million related to vacating the Company’s previous headquarters; a charge related to transitional support costs for the Company’s ERP system of $4.1 million; and intellectual property litigation expenses of $1.6 million, as detailed in the table below.
•	Non-GAAP: $0.70 to $0.72; up from $0.68 to $0.70
Reconciliation of Non-GAAP Information
Management uses certain non-GAAP financial measures such as non-GAAP earnings per share, which exclude stock based compensation and charges directly related to acquisition transactions such as in-process research and development, milestone payments, amortization of the acquired technology assets and certain other charges. In 2008, these charges include in-process research and development, a one-time charge related to vacating the Company’s previous headquarters, amortization of acquired intangible assets, transitional support costs for the Company’s ERP system, and intellectual property litigation expenses. Management does not consider these costs in evaluating the continuing operations of the Company. Therefore, management calculates the non-GAAP financial measures provided in this earnings release excluding these costs and uses these non-GAAP financial measures to enable it to analyze further and more consistently the period-to-period financial performance of its core business operations. Management believes that providing investors with these non-GAAP measures gives them additional important information to enable them to assess, in the same way management assesses, the Company’s current and future continuing operations. These non-GAAP measures are not in accordance with, or an alternative for, GAAP, and may be different from non-GAAP measures used by other companies. Set forth below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measure.

Reconciliation of Third Quarter 2008 Results

(in thousands, except per share amounts)	$	Per Share
GAAP net loss per share (A)	$(23,079)	$(0.64)
In-process research and development (IPR&D) (C)	16,700	0.46
Other adjustments (E)	7,991	0.22

Earnings per share excluding IPR&D and other adjustments	1,612	0.04
Stock-based compensation (B)	5,421	0.14
Amortization of acquired intangible assets (D)	931	0.03

Non-GAAP earnings per share (A)	$7,964	$0.21

Shares used in computing GAAP net loss per share (A)		35,931

Shares used in computing non-GAAP net loss per share (A)		37,927

Reconciliation of Full Year 2008 Guidance

	Range for Year Ending
	December 31, 2008
(in thousands, except per share amounts)	Low	High
GAAP net loss per share (A)	$(0.82)	$(0.80)
In-process research and development (IPR&D) (C)	0.58	0.58
Other adjustments (F)	0.29	0.29

Earnings per share excluding IPR&D and other adjustments	0.05	0.07
Stock-based compensation (B)	0.56	0.56
Amortization of acquired intangible assets (D)	0.09	0.09

Non-GAAP earnings per share (A)	$0.70	$0.72

Shares used in computing GAAP net loss per share (A)	35,800	35,800

Shares used in computing non-GAAP net loss per share (A)	37,600	37,600

A-	GAAP net loss per share is calculated using basic weighted shares outstanding; Non-GAAP earnings per share is calculated using diluted weighted shares outstanding.

B-	Non-cash stock-based compensation.

C-	Charges related to the acquisition of the pedicle screw technology in the first quarter of 2008 and the acquisition of the Osteocel Business Unit in the third quarter of 2008.

D-	Amortization of purchased technology assets.

E-	Other adjustments related to the one-time leasehold termination charge of $4.8 million, transitional support costs of $2.6 million related to the Company’s ERP system and $0.6 million for intellectual property litigation expenses.

F-	Other adjustments related to the one-time leasehold termination charge of $4.8 million, transitional support costs of $4.1 million related to the Company’s ERP system and $1.6 million for intellectual property litigation expenses.

Conference Call
NuVasive will hold a conference call today at 5:30 p.m. ET / 2:30 p.m. PT to discuss the results. The dial-in numbers are 1-877-407-4018 for domestic callers and 1-201-689-8471 for international. A live Web cast of the conference call will be available online from the investor relations page of the Company’s corporate Web site at www.nuvasive.com.
After the live Web cast, the call will remain available on NuVasive’s Web site, www.nuvasive.com, through November 22, 2008. In addition, a telephonic replay of the call will be available until November 5, 2008. The replay dial-in numbers are 1-877-660-6853 for domestic callers and 1-201-612-7415 for international callers. Please use account number 3055 and conference ID number 298534.
About NuVasive
NuVasive is a medical device company focused on the design, development and marketing of products for the surgical treatment of spine disorders. The Company’s product portfolio is focused on applications in the over $4.2 billion U.S. spine fusion market. The Company’s current principal product offering includes a minimally disruptive surgical platform called Maximum Access Surgery, or MAS®, as well as a growing offering of cervical and motion preservation products.
The MAS platform offers advantages for both patients and surgeons such as reduced surgery and hospitalization time and faster recovery. MAS combines three categories of current product offerings: NeuroVision® a proprietary software-driven nerve avoidance system; MaXcess® a unique split-blade design retraction system; and specialized implants, like SpheRx® and CoRoent®, that collectively minimize soft tissue disruption during spine surgery while allowing maximum visualization and surgical reproducibility. NuVasive’s product offering is also focused on cervical internal fixation products and its R&D pipeline emphasizes both MAS and motion preservation.
NuVasive cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause Company’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to: the risk that the Company’s revenue or profitability projections may prove incorrect because of unexpected difficulty in generating sales or achieving anticipated profitability; the risk that Company may encounter unanticipated difficulty integrating the Osteocel product into its product line and may be unable to generate expected revenues or profitability from Osteocel; the uncertain process of seeking regulatory approval or clearance for Company’s products or devices, including risks that devices currently under development or in clinical studies (such as NeoDisc®) may not be approved for commercial sale; the risk that the ongoing patent litigation with Medtronic could result in a substantial judgment or settlement obligation; the possibility that the FDA may require significant changes to Company’s products or clinical studies; the risk that products may not perform as intended and may therefore not achieve commercial success; the risk that competitors may develop superior products or may have a greater market position enabling more successful commercialization; the risk that additional clinical data may call into question the benefits of Company’s products to patients, hospitals and surgeons; and other risks and uncertainties more fully described in Company’s press releases and periodic filings with the Securities and Exchange Commission. Company’s public filings with the Securities and

Exchange Commission are available at www.sec.gov. Company assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.
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NuVasive, Inc.
Unaudited Condensed Consolidated Statement of Operations
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Revenues	$66,915	$38,522	$175,501	$107,360
Cost of goods sold	12,195	6,925	30,845	19,342

Gross Profit	54,720	31,597	144,656	88,018

Operating expenses:
Sales, marketing and administrative	54,557	29,480	135,975	86,463
Research and development	6,396	5,702	19,797	16,463
In-process research and development	16,700	—	20,876	—

Total operating expenses	77,653	35,182	176,648	102,926

Interest and other income (expense), net	(146)	1,302	764	4,789

Net loss	$(23,079)	$(2,283)	$(31,228)	$(10,119)

Net loss per share:
Basic and diluted	$(0.64)	$(0.07)	$(0.88)	$(0.29)

Weighted average shares — basic and diluted	35,931	34,940	35,674	34,638

NuVasive, Inc.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	September 30,
	2008	December 31, 2007

Assets
Current assets:
Cash and cash equivalents	$104,388	$61,915
Short-term investments	72,157	19,247
Accounts receivable, net	46,072	27,496
Inventory, net	58,418	36,280
Prepaid expenses and other current assets	3,352	1,240

Total current assets	284,387	146,178

Property and equipment, net of accumulated depreciation	73,159	43,538

Intangible assets, net of accumulated amortization	57,041	24,496
Long-term marketable securities	45,148	8,536
Other assets	8,892	2,939

Total assets	$468,627	$225,687

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$20,078	$13,839
Accrued payroll and related expenses	13,853	12,075
Royalties payable	2,310	2,076

Total current liabilities	36,241	27,990
Senior convertible notes	230,000	—
Long-term liabilities	27,226	1,119
Commitments and contingencies
Stockholders’ equity:
Common stock	36	35
Additional paid-in capital	374,695	364,469
Accumulated other comprehensive income (loss)	(363)	54
Accumulated deficit	(199,208)	(167,980)

Total stockholders’ equity	175,160	196,578

Total liabilities and stockholders’ equity	$468,627	$225,687

NuVasive, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Nine Months Ended September 30,
	2008	2007

Operating activities:
Net loss	$(31,228)	$(10,119)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	15,671	9,619
Stock-based compensation	15,719	9,977
In-process research and development	20,876	—
Leasehold abandonment	4,486	—
Other non-cash adjustments	1,109	1,124
Changes in operating assets and liabilities:
Accounts receivable	(18,986)	(5,871)
Inventory	(22,136)	(11,041)
Prepaid expenses and other current assets	(941)	(28)
Accounts payable and accrued liabilities	3,898	2,537
Accrued payroll and related expenses	1,778	2,230

Net cash used in operating activities	(9,754)	(1,572)
Investing activities:
Cash paid for pedicle screw technology	(6,256)	—
Cash paid for acquisition of Radius Medical LLC	—	(6,970)
Cash paid for acquisition of Osteocel Business Unit	(35,000)	—
Purchases of property and equipment	(34,161)	(14,103)
Sales of short-term investments	30,159	98,218
Purchases of short-term investments	(83,069)	(56,131)
Sales of long-term investments	14,778	7,500
Purchases of long-term investments	(51,390)	(16,003)
Other assets	544	(167)

Net cash provided by (used in) investing activities	(164,395)	12,344
Financing activities:
Payment of long-term liabilities	(300)	(300)
Issuance of Senior Convertible Notes	222,414	—
Purchase of convertible note hedges	(45,758)	—
Sale of warrants	31,786	—
Issuance of common stock	8,480	4,392

Net cash provided by financing activities	216,622	4,092
Increase in cash and cash equivalents	42,473	14,864
Cash and cash equivalents at beginning of period	61,915	41,476

Cash and cash equivalents at end of period	$104,388	$56,340